UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

EPIX Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street
Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.   Other Events and Regulation FD Disclosure.

On June 7, 2004, EPIX Medical, Inc. (the “Company”) completed a private offering of $100 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes Due 2024. The notes were offered only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

In connection with the completion of the offering, copies of the Indenture, the Purchase Agreement and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description

4.1	Indenture dated as of June 7, 2004 by and between EPIX Medical, Inc. and U.S. Bank National Association, as Trustee.

10.1	Purchase Agreement dated June 2, 2004 between EPIX Medical, Inc. and SG Cowen & Co., LLC, Needham & Company, Inc., Wells Fargo Securities, LLC and WR Hambrecht + Co, LLC.

10.2	Registration Rights Agreement dated June 7, 2004 between EPIX Medical, Inc. and SG Cowen & Co., LLC, Needham & Company, Inc., Wells Fargo Securities, LLC and WR Hambrecht + Co, LLC.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

(Registrant)

Date: June 7, 2004	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice President,
Finance and Administration,
Chief Finance Officer